Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

TERMINATION OF LICENSE AGREEMENT

    THIS TERMINATION OF LICENSE AGREEMENT is entered into on September 16th, 2025 (“Termination of License Agreement”) by and between COOLSPRING STONE SUPPLY COMPANY, INC., a Pennsylvania corporation with its principal office in North Union Township, Pennsylvania 15401 (“Coolspring”) and DMC GLOBAL INC. DBA NOBELCLAD, a Delaware corporation with a business address at 1138 Industrial Park Drive, Mt. Braddock, PA 15465 (“DMC”).

WITNESS:

    WHEREAS, Coolspring and DMC are parties to a July 29, 2008 License Agreement, as amended, by a First Amendment dated September 24, 2012, a Second Amendment dated April 1, 2018 and a Third Amendment dated July 1, 2022 (collectively, the “License Agreement”); and

    WHEREAS, pursuant to the License Agreement the term currently extends through March 31, 2028 subject to an option to extend and, pursuant to Paragraph No. 5, an option to terminate the License Agreement effective March 31, 2027; and

    WHEREAS, as set forth herein, DMC requested and Coolspring and DMC agreed to terminate the License Agreement on September 30, 2025 (the “Termination Date”) in exchange for the Payment (as defined below).

    NOW, THEREFORE, in consideration of their mutual promises and the payment set forth herein, and intending to be legally bound hereby, Coolspring and DMC agree as follows:

1.Reaffirmation. Coolspring and DMC reaffirm their respective obligations under the License Agreement through the Termination Date.
2.Early Termination. Pursuant to the License Agreement, DMC is obligated to pay Coolspring [****] per year through March 31, 2027 which, for the elapsed 18-month period between October 1, 2025 and March 31, 2027 equals [****]. Pursuant to the License Agreement, DMC is entitled to terminate the License Agreement effective March 31, 2027 for a payment to Coolspring of [****] (the “Early Termination Payment”).
3.Present Value Payment. In lieu of the [****] that would be payable by DMC to Coolspring for the period October 1, 2025 through March 31, 2027 and the Early Termination Payment, Coolspring and DMC agree, taking into account the present value of future payments, on October 1, 2025 (the “Payment Date”), DMC shall pay to Coolspring the sum of: (x) [****] for legal fees incurred by Coolspring in connection with the negotiation and documentation of this Termination of License Agreement; (y) plus a single lump sum payment of [****] totaling [****] (the “Payment”) in complete satisfaction of DMC’s obligations under the License

Agreement. The License Agreement will terminate on the Termination Date, provided however if the Payment is not made to Coolspring timely and in full on the Payment Date, this Termination of License Agreement shall be deemed null and void, and the License Agreement between the parties shall remain full force and effect.
4.Conditions Precedent. The following conditions shall be fulfilled by DMC on or before the Termination Date: (1) pursuant to Paragraph 4(e) of the License Agreement, DMC shall remove all equipment, materials and associated debris from Coolspring Mine No. 1 excluding sand placed by DMC along the floor areas of Coolspring Mine No. 1; (2) DMC shall maintain insurance required by Paragraph No. 9 of the License Agreement through the Termination Date; (3) by execution hereof, DMC acknowledges and agrees that its rights to possession of Coolspring Mine No. 1 and its rights to extend the term of the License Agreement shall irrevocably terminate as of the Termination Date.
5.No Claims. Except for the Payment due hereunder from DMC to Coolspring, the parties mutually agree that neither presently has claims against the other under the License Agreement.
6.Mutual Release. Effective upon the Payment, each party or any of its employees, agents, successors, assigns, legal representatives, affiliates, directors and officers releases and forever discharges the other party and all of its employees, agents, successors, assigns, legal representatives, affiliates, directors and officers from and against any and all actions, claims, suits, demands, payment obligations or other obligations or liabilities of any nature whatsoever which are known or should have been known as of the Termination Date arising out of (or in connection with) the License Agreement. In the event a party to this Agreement asserts a claim, the party that asserts as a defense that the claim “should have been known as of the Termination Date” shall bear the burden of proof thereof by a preponderance of evidence.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Termination of License Agreement as of the date first written above.

COOLSPRING STONE SUPPLY COMPANY, INC.

/s/ William R. Snoddy
William R. Snoddy, President

DMC GLOBAL INC. DBA NOBELCLAD

/s/ Chad H. Toth
Chad H. Toth, Director of Global Operations